Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Corn Products International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-43525, 333-71573, 333-75844, 333-33100, 333-105660, 333-113746, 333-129498, 333-143516, 333-160612 and 333-171310) and Form S-3 (No. 333-141870) of Corn Products International, Inc. of our report dated February 27, 2012, with respect to the consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in this December 31, 2011 annual report on Form 10-K of Corn Products International, Inc.

/s/ KPMG LLP

Chicago, Illinois
February 27, 2012